SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         Date of Report: March 10, 1998



                          WASATCH PHARMACEUTICAL, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

        UTAH                          000-22899                  84-0854009
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(State or other jurisdiction    (Commission File Number)   (IRS Employer ID No.)
 of incorporation)


                    714 East 7200 South, Midvale, Utah 84047
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                     (Address of principal executive office)


Registrant's telephone number, including area code:   (801)  566-9688

                                       N/A
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          (Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Summary

         On February 23, 1998, Wasatch Pharmaceutical, Inc., a Utah corporation (the "Company"), entered into an agreement (the "Agreement") with Mountaineer Gas Transmission, Inc., a Nevada corporation, registered to do business in West Virginia ("Mountaineer"), wherein the Company exchanged its 25% working interest in 50 gas wells located in Pleasants, Wood, and Ritchie Counties, West Virginia. In connection with the exchange of the working interest with Mountaineer, the Company received 1,800,000 shares of restricted common stock of the Company which was returned to the treasury and canceled.

         The Company had entered into the purchase of these 50 gas wells November 20, 1996 in an effort to enhance its cash flows. The cash flows did not come as expected and the Company determined that an investment in the oil and gas business did not fit in with its long term strategy of setting up and operating medical skin care clinics.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS, AND EXHIBITS

(b) (1)     Pro Forma Financial Statements

         The pro forma financial statements required to be filed pursuant to this subsection will be supplied when available, but not later than 60 days from the date of this filing.

(c) (1) Exhibits. The following exhibits are included as part of this report:

        SEC
Exhibit Reference
Number  Number     Title of Document                                  Location
------  ------     ---------------------------------------------     ----------
10.01     10       Agreement between Mountaineer Gas
                   Transmission, Inc. and Wasatch
                   Pharmaceutical, Inc., dated February 23, 1998     This filing




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                                WASATCH PHARMACEUTICAL, INC.


Date:   March 10, 1998                           /s/  David K. Giles
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                                                 David K. Giles, Secretary